Exhibit 3.1.1

ROSS MILLER                                               Document Number
Secretary of State                                        20130075839-98
204 North Carson Street, Suite 1                          Filing Date and Time
Carson City, Nevada 89701-4299                            0/01/2013 2:53 PM
(775) 684-5708                                            Entity#
Website: www.nvos.gov                                     E0022962013-9

                                                          Filed in the office of
                                                          /s/ Ross Miller
CERTIFICATE OF CORRECTION                                 Ross Miller
PURSUANT TO NRS CHAPTERS 78,                              Secretary of State
78A, 80, 81, 82, 84, 86, 87, 87A, 88,                     State of Nevada
88A, 89 AND 92A


                                              ABOVE SPACE IS FOR OFFICE USE ONLY


                           Certificate of Correction
    (Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A,
                                  89 AND 92A)

1. The name of the entity for which correction is being made:

   Ticket Corp.

2. Description of the original document for which correction is being made:

   Articles of Incorporation

3. Filing date of the original document for which correction is being made:

   1-17-2013

4. Description of the inaccuracy or defect:

   3. Authorized Stock: Number of shares without par value: 75000
   4. Name and Addresses of the Board of Directors/Trustee:
      Russell A. Rhiengrover

5. Correction of the inaccuracy or defect:

   3. Authorized Stock: Number of shares with par value:
      100,000,000 Par value per share: $.001
   4. Name and Addresses of the Board of Directors/Trustee:
      Russell A. Rheingrover

6. Signature:

/s/ Russell Rheingrover            President           2-1-13
------------------------           ---------           ------
Authorized Signature               Title               Date

"If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited -liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.